Exhibit 3.2

BYLAWS

OF

NOVA MINERALS CORP

EFFECTIVE DATE: April 14, 2026

These Bylaws (the “Bylaws”) of Nova Minerals Corp, a Nevada corporation (hereinafter called the “Corporation”), are effective as of the date set forth above.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office and any other offices of the Corporation shall be in such location as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 2. Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

Section 3. Other Offices. The Corporation may also have offices at such other places in such locations as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. All annual meetings of the stockholders shall be held at such location, on such date and at such time, or by remote communication, so designated by the Board. The annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting. Except as permitted by Section 8 of this Article II, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders in accordance with this Article II.

Section 2. Special Meetings. Special meetings of the stockholders may be held at such location, on such date and at such time, or by remote communication, so designated by the Board and as shall be stated in the notice of the meeting in accordance with these Bylaws, or in a duly executed waiver of notice thereof. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s Articles of Incorporation, as amended or restated from time to time (the “Articles of Incorporation”), and subject to the rights of the holders of any series of the Corporation’s preferred stock then outstanding, may be called only by (i) the Chairperson of the Board, (ii) the Chief Executive Officer of the Corporation, or (iii) the Secretary of the Corporation at the request of a majority of the Board. Special meetings of stockholders may not be called by any other person or persons except as set forth in this Section 2. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 3. Notice of Meetings of Stockholders. Notices of meetings of stockholders shall state the purpose or purposes for which the meeting is called and the time when, and the place where it is to be held, and/or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at such stockholder’s address as it appears upon the records of the Corporation. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 3 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4. Quorum. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereof, present in person (including by remote communication) or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.

Section 5. Voting. Subject to any voting rights of any series of the Corporation’s preferred stock then outstanding, when a quorum is present or represented at any meeting, except as otherwise required by law, the rules and regulations of any stock exchange applicable to the Corporation, the Articles of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the rules and regulations of any stock exchange applicable to the Corporation, the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the voting power of the capital stock present in person (including by remote communication) or represented by proxy at the meeting and entitled to vote on the election of directors. Except as hereinafter provided, and subject to any voting rights of any series of the Corporation’s preferred stock then outstanding, every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in such stockholder’s name on the books of the Corporation. No stockholder of the Corporation shall be entitled to cumulate votes for the election of directors of the Corporation.

Section 6. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is delivered to the Secretary of the Corporation.

Section 7. Remote Communication. Except as otherwise provided by the Articles of Incorporation or these Bylaws, the Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Nevada Revised Statutes (“NRS”) 78.320.

Section 8. Action by Written Consent. Any action, except election of directors, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting only if (a) approved by the Board with specific authorization for the stockholders to such action without a meeting and (b) authorized by the written consent of stockholders holding at least a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereof, unless the applicable provisions of the NRS, these Bylaws, or the Articles of Incorporation require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

Section 9. Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of and the right to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and right to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for any adjournment sixty (60) days or shorter and must fix a new record date if the meeting of stockholders is adjourned more than sixty (60) days in accordance with the provisions of NRS 78.350(2) and this Section at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful actions, shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10. Conduct of Meetings. Every meeting of stockholders shall be conducted by an individual appointed by the Board to be Chairperson of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary or, in the absence of such officers, a Chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy as such meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretary, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the Chairman of the meeting, shall act as secretary. In the event that the Secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board or the Chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the Chair of the meeting. The Chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the Chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) establishing an agenda or order of business for the meeting; (b) restricting admission to the time set for the commencement of the meeting; (c) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the Chairman of the meeting may determine; (d) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the Chairman of the meeting may determine; (e) limiting the time allotted to questions or comments; (f) determining when and for how long the polls should be opened and when the polls should be closed; (g) maintaining order and security at the meeting; (h) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the Chairman of the meeting; (i) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (j) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11. Inspectors. At each meeting of the stockholders, the Board, or if the Board shall not have made an appointment, the Chairperson of such meeting, may appoint one or more inspectors of election. Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors of election, if any, may: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the number of shares represented at a meeting and the validity of the proxies or ballots; (c) count all votes and ballots; (d) determine any challenges made to any determination made by the inspectors; and (e) certify in a report in writing to the secretary of such meeting the determination of the number of shares represented at the meeting and the results of all votes and ballots. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his or her election to any position with the corporation or on any other question in which he or she may be directly interested.

Section 12. Advance Notice Provisions for Stockholder Proposals.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board or any authorized committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 12 as to such business. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the Board. Stockholders seeking to nominate persons for election to the Board must comply with Section 13 of this Article II, and this Section 12 shall not be applicable to nominations except as expressly provided in Section 13 of this Article II.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 12 and (iii) constitute a proper mater for stockholder action. To be timely, a stockholder’s notice (under this Section 12(b) or under Section 13 of Article II of these Bylaws) must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) In addition to the other requirements set forth herein, a stockholder providing notice pursuant to this Section shall, as of the date of delivery of such notice and continuously for at least the three (3)-year period immediately preceding such date, have been the beneficial owner of shares of common stock of the Corporation representing at least five percent (5%) of the outstanding shares of common stock of the Corporation, and shall provide to the Corporation documentary evidence of such continuous ownership (including, if applicable, one or more written statements from the record holder of such shares or from a financial institution verifying ownership for the required period) as part of such notice. For the avoidance of doubt, shares that have been sold short, borrowed, hedged in a manner that materially reduces the economic risk of ownership, or acquired through derivative instruments that do not confer full voting and investment power shall not be counted toward the foregoing ownership threshold. Each Proposing Person shall provide, as part of such notice, a signed representation certifying that neither such person nor any of its affiliates or associates has, at any time during the required continuous ownership period, entered into any hedging, swap, collar, put, call, short sale, borrowing arrangement, forward contract or other transaction or arrangement that has had or would have the effect of reducing in any manner the full economic risk of ownership of shares counted toward the foregoing ownership threshold. Any failure to provide such representation, or any material inaccuracy therein, shall render the notice invalid and the proposed business shall not be transacted at the meeting.

(d) To be in proper form for purposes of this Section 12, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(1) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, as well as the class or series and number of shares of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(2) As to each Proposing Person, (A) any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar rights related to any class or series of capital stock of the Corporation, or with a value derived in whole or in part from, or with an exercise or conversion privilege or a settlement or payment mechanism related to, the price of any class or series of shares of capital stock of the Corporation, in each case, directly or indirectly held or owned, including beneficially owned, by such Proposing Person (“Synthetic Equity Interests”), (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, and (C) any proportionate interest in shares of the Corporation or Synthetic Equity Interests held, directly or indirectly, by a general or limited partnership in which the Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; provided, however, that the information specified in the foregoing clauses (A) through (C) need not be provided or set forth with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(3) As to each Proposing Person, any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act;

(4) As to each Proposing Person, (A) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (B) a representation whether the Proposing Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(5) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Proposing Persons or (ii) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

(6) For purposes of these Bylaws, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or, if the business proposal is being made on behalf of a beneficial owner (or owners) different than the stockholder of record, each such beneficial owner; and

For purposes of these Bylaws, the terms “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the term “beneficial owner” shall have the meaning set forth Rule 13d-3 of the Securities Act. Notwithstanding anything to the contrary in Section 12(c) or Section 12(d), a Proposing Person’s or Nominating Person’s notices to the Company pursuant to Section 12(c) or Section 12(d) shall be required to provide information concerning affiliates and associates only to the extent known to, or to the extent such information should be known after the exercise of reasonable diligence by, the stockholder providing the notice of business proposed to be brought before an annual meeting or nominations proposed to be brought before an annual or special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business or nominations is made, or (iii) any person whom any such Nominating Person proposes to nominate for election as a director.

(e) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In addition to the updates and supplements required above, each Proposing Person shall deliver to the Secretary of the Corporation, at or before the commencement of the annual or special meeting, a written certification, signed under penalty of perjury, that all information previously provided in the original notice and any updates or supplements thereto remains true, correct and complete in all material respects as of the date of the meeting (a “Bring-Down Certification”). If any information previously provided has changed or is no longer accurate in any material respect, the Bring-Down Certification shall identify each such change and provide corrected information. Failure to deliver the Bring-Down Certification at or before the commencement of the meeting, or the discovery of any material inaccuracy in the Bring-Down Certification, shall render the notice invalid and the proposal shall be disregarded at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f) The foregoing notice requirements of this Section 12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(g) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no business shall be conducted at an annual meeting except in accordance with this Section 12. Except as otherwise provided by law, the Chairperson of the meeting shall have the power and duty, if the facts warrant, (a) to determine whether business was properly brought before the meeting in accordance with this Section 12 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Proposing Person’s proposal in compliance with such Proposing Person’s representation as required by clause (d)(3) of this Section 12), and (b) if he or she should so determine that the business was not proposed in compliance with this Section 12, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any such determination by the Chairperson of the meeting shall be final, conclusive and binding on all persons, including the Corporation, its stockholders and all other persons claiming any interest in any such matter, absent a showing of bad faith. The Chairperson shall not be required to provide any reason or explanation for such determination beyond a statement that the matter was not properly brought before the meeting in accordance with this Section 12. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(h) For purposes of these Bylaws, a “Qualified Representative” of the stockholder means: (A) If such stockholder is a natural person, such stockholder must appear at the meeting in person and may not designate any other person to act as a Qualified Representative on such stockholder’s behalf, or (B) if such stockholder is an entity, such Qualified Representative must be a duly authorized officer, manager, general partner or member of the executive committee of such stockholder (and not merely an employee, outside counsel, consultant, advisor or other agent thereof), and such person must produce at the meeting of stockholders a notarized writing executed by such stockholder, on the letterhead of such stockholder, confirming such person’s authority to act on behalf of the stockholder at the meeting, together with evidence reasonably satisfactory to the Chairperson of the meeting of such person’s status as an officer, manager, general partner or member of the executive committee of such stockholder. Any determination by the Chairperson of the meeting as to whether a person qualifies as a Qualified Representative of a stockholder shall be final, conclusive and binding on all persons.

(i) Notwithstanding the foregoing provisions of this Section 12 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to any such business proposals; provided, however, that references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals or any other business to be considered pursuant to this Section 12 (including paragraphs (a)(iii) and (b) hereof), and compliance with paragraphs (a)(iii) and (b) of this Section 12 shall be the exclusive means for a stockholder to submit other business (other than, as provided in paragraph (e) of this Section 12, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

(j) For purposes of these Bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 13. Advance Notice Provisions for Nominations of Directors.

(a) Nominations of any person for election to the Board at an annual meeting may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (iii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 13 and at the time of the meeting, (B) is entitled to vote at the meeting and upon such election, and (C) has complied with this Section 13 as to such nomination.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 12(b) of this Article II) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Board (i) by or at the direction of the Board (or any authorized committee thereof), or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation, who is a stockholder of record of the Corporation at the time the notice provided for in this Section 13 is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and upon such election and who complies with the notice procedures set forth in this Section 13. The stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business the ninetieth (90th) day prior to such special meeting or, if later, the close of business on the tenth (10th) day following the day on which public disclosure of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) In addition to the other requirements set forth herein, a stockholder providing notice pursuant to this Section shall, as of the date of delivery of such notice and continuously for at least the three (3)-year period immediately preceding such date, have been the beneficial owner of shares of common stock of the Corporation representing at least five percent (5%) of the outstanding shares of common stock of the Corporation, and shall provide to the Corporation documentary evidence of such continuous ownership (including, if applicable, one or more written statements from the record holder of such shares or from a financial institution verifying ownership for the required period) as part of such notice. For the avoidance of doubt, shares that have been sold short, borrowed, hedged in a manner that materially reduces the economic risk of ownership, or acquired through derivative instruments that do not confer full voting and investment power shall not be counted toward the foregoing ownership threshold Each Nominating Person shall provide, as part of such notice, a signed representation certifying that neither such person nor any of its affiliates or associates has, at any time during the required continuous ownership period, entered into any hedging, swap, collar, put, call, short sale, borrowing arrangement, forward contract or other transaction or arrangement that has had or would have the effect of reducing in any manner the full economic risk of ownership of shares counted toward the foregoing ownership threshold. Any failure to provide such representation, or any material inaccuracy therein, shall render the notice invalid and the nomination shall be disregarded at the meeting.

(d) To be in proper form for purposes of this Section 13, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(1) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 12(d)(1) of this Article II, except that for purposes of this Section 13 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 12(d)(1) of this Article II);

(2) As to each Nominating Person, (A) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (B) a representation whether the Nominating Person intends or is part of a group which intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) and, if so, such other information and statements as are required to be included in a notice provided to the Corporation pursuant to Rule 14a-19, and that the Nominating Person will provide the Corporation prompt notice if the Nominating Person withdraws the nomination or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise solicit proxies from stockholders in support of the proposal or nomination; and

(3) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 13 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 13(g) of this Article II.

(4) In addition to the requirements set forth in Section 13 of this Article II, to be eligible for nomination and election as a director of the Corporation, a proposed nominee must satisfy each of the following qualifications, as determined by the Board in its sole discretion:

(A) the proposed nominee shall not have been convicted of, or pleaded guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude;

(B) the proposed nominee shall not be subject to any order, decree or judgment of any court of competent jurisdiction or governmental or regulatory authority permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities, commodities or banking activities;

(C) the proposed nominee shall not be a party to, or have any material interest in, any pending or threatened litigation, arbitration or administrative proceeding adverse to the Corporation or any of its subsidiaries;

(D) the proposed nominee shall consent to and satisfactorily complete a background investigation conducted by or on behalf of the Corporation, covering criminal history, civil litigation, regulatory actions, financial condition and such other matters as the Board may reasonably determine, with the scope of such investigation to be determined by the Board in its sole discretion;

(E) the proposed nominee shall demonstrate, to the reasonable satisfaction of the Board, relevant experience, qualifications or skills that would contribute to the effective oversight and governance of the Corporation, taking into account the current composition, needs and strategic direction of the Board as determined by the Board in its sole discretion;

(F) the proposed nominee shall be willing and able to devote the time and attention necessary to fulfill the duties and responsibilities of a director of the Corporation, and shall provide a written commitment to that effect as part of the notice required by this Section 13; and

(G) the proposed nominee shall satisfy any other eligibility or qualification requirements set forth in any corporate governance guidelines or policies adopted by the Board from time to time.

The Board shall have the sole and exclusive authority to determine whether a proposed nominee satisfies the foregoing qualifications, and any such determination made in good faith shall be final, conclusive and binding on all persons. The failure of any proposed nominee to satisfy any of the foregoing qualifications shall render the nomination invalid, and such nomination shall be disregarded at the meeting. The Corporation may require any proposed nominee to furnish such additional information as the Board determines is reasonably necessary to evaluate compliance with this Section, and any failure to provide such information within ten (10) business days of request shall be deemed a failure to satisfy the qualifications set forth herein.

For purposes of these Bylaws, the term “Nominating Person” shall mean (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (C) any affiliate or associate of such stockholder or, if the notice of the nomination proposed to be made at the meeting is being made on behalf of a beneficial owner (or owners) different than the stockholder of record, each such beneficial owner.

(e) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if practicable, any adjournment or postponement thereof (and if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In addition to the updates and supplements required above, each Nominating Person shall deliver to the Secretary of the Corporation, at or before the commencement of the annual or special meeting, a written certification, signed under penalty of perjury, that all information previously provided in the original notice and any updates or supplements thereto remains true, correct and complete in all material respects as of the date of the meeting (a “Bring-Down Certification”). If any information previously provided has changed or is no longer accurate in any material respect, the Bring-Down Certification shall identify each such change and provide corrected information. Failure to deliver the Bring-Down Certification at or before the commencement of the meeting, or the discovery of any material inaccuracy in the Bring-Down Certification, shall render the notice invalid and the nomination shall be disregarded at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 13. Except as otherwise provided by law, the Chairperson of the meeting shall have the power and duty, if the facts warrant, (a) to determine whether a nomination was properly made in accordance with this Section 13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (3)(iii) of this Section 13), and (b) if he or she should so determine that any proposed nomination was not made in compliance with this Section 13, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded. Any such determination by the Chairperson of the meeting shall be final, conclusive and binding on all persons, including the Corporation, its stockholders and all other persons claiming any interest in any such nomination, absent a showing of bad faith. The Chairperson shall not be required to provide any reason or explanation for such determination beyond a statement that the nomination was not made in compliance with this Section 13. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 13) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire completed and signed by each such nominee with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request of any stockholder of record within ten (10) days of such request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) that such nominee , if elected as a director of the Corporation, will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee, as a condition to such nominee’s eligibility for election as a director of the Corporation, to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(h) Notwithstanding anything in the first sentence of paragraph (b) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (b) of this Section 13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.

(i) In addition to the requirements of this Section 13 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to any such nominations; provided, however, that references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations to be considered pursuant to these Bylaws (including paragraphs (a)(iii) and (b) hereof), and compliance with paragraphs (a)(iii) and (b) of this Section 13 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 13 shall be deemed to affect any rights (a) of stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of the Corporation’s preferred stock then outstanding to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(j) Notwithstanding the foregoing provisions of these Bylaws, unless otherwise required by law, if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) in accordance with the notice provisions contained in this Section 13, and (B) fails to comply with the requirements of Rule 14a-19 and these Bylaws, then the Corporation shall disregard any proxies or votes solicited for such Nominating Person’s proposed nominees. If any Nominating Person provides notice to the Corporation that it intends to solicit proxies in support of director nominees, other than the Corporation’s nominees, in accordance with Rule 14a-19(b), such Nominating Person shall deliver to the Corporation, no later than fifteen (15) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19, including Rule 14a-19(a)(3).

Section 14. Stockholder List. The Corporation shall maintain the records required by NRS 78.105(a), including a stock ledger or the Corporation’s stockholders of record, and make such records available in accordance with NRS 78.105. In addition, the Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal executive office of the Corporation. Any stockholder seeking to inspect the stockholder list shall submit a written request to the Secretary of the Corporation stating a purpose germane to such stockholder’s interest as a stockholder. The Corporation may require, as a condition to making such list available, that the requesting stockholder represent in writing that the list and the information therein will be used solely for the stated purpose and will not be sold, furnished or otherwise distributed to any third party. The Corporation shall have five (5) business days to respond to any such request.

Section 15. Postponement; Adjournment; Change of Meeting.

(a) Postponement and Cancellation. The Board shall have the power, in its sole discretion, to postpone or cancel any previously scheduled annual or special meeting of stockholders at any time, for any reason or for no reason, before or after the notice for such meeting has been sent to the stockholders and before or after proxies in respect of such meeting have been received by the Corporation, and neither the postponement, rescheduling nor cancellation of any such meeting, nor the receipt of proxies by the Corporation prior thereto, shall constitute a waiver of or otherwise affect the Board’s authority under this Section 15. Any previously submitted proxies may be revoked by the stockholder prior to a vote at the postponed meeting, but shall otherwise remain valid for use at any postponed meeting unless revoked. In the event of any such postponement, rescheduling or cancellation, the Board may, but shall not be required to, fix a new record date for such postponed meeting unless the meeting is postponed to a date more than 60 days later than the original date of said meeting. Notice of any postponed or reconvened meeting shall be given to each stockholder of record entitled to vote at such meeting in the manner provided in these Bylaws. No postponement or cancellation of a meeting shall be deemed to constitute a new meeting for purposes of any advance notice requirements under these Bylaws, and any advance notice previously delivered in compliance with Section 12 or Section 13 of this Article II shall remain in effect with respect to any postponed meeting, and any business or nominations set forth in such notice shall be subject to updated notice requirements as set forth therein.

(b) Adjournment. The Board or the Chairperson of the meeting shall have the power, in its or his or her sole discretion, to adjourn any meeting of stockholders from time to time, whether or not a quorum is present, to another time, date or place (or by means of remote communication), without the approval or vote of the stockholders present in person or by proxy at such meeting and without the requirement that the reason for such adjournment be announced. If the time, date, place and means of remote communication, if any, of the adjourned meeting are announced at the meeting at which the adjournment is taken, notice of the adjourned meeting need not be given to stockholders. At any such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than sixty (60) days after the original date of said meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. No adjournment shall commence a new time period for the giving of any stockholder notice required by these Bylaws.

(c) Change of Format. The Board shall have the power, in its sole discretion, to change the date, time, place or means of remote communication for any previously scheduled meeting of stockholders, including changing a meeting to be held at a physical location to one held solely by means of remote communication, or vice versa, or to combine a physical meeting with remote communication, by giving notice of such change to stockholders in the manner provided in these Bylaws. Any meeting held by means of remote communication shall comply with the requirements of NRS 78.320, including the implementation of reasonable measures to verify the identity of participating stockholders and to provide stockholders a reasonable opportunity to participate and vote. The Board’s determination as to the means of holding any meeting shall be final and binding on all stockholders.

(d) Rules of Conduct. The Board, or the Chairperson of any meeting of stockholders, may adopt such rules, regulations, procedures and requirements for the conduct of any meeting of stockholders as the Board or Chairperson shall deem appropriate, whether before or during such meeting, including rules regarding: (i) the order of business; (ii) the determination of whether any matter has been properly brought before the meeting in accordance with these Bylaws; (iii) the establishment of procedures for the maintenance of order and safety; (iv) limitations on the time allotted to questions or comments on the affairs of the Corporation; (v) restrictions on entry to the meeting after the time prescribed for the commencement thereof; (vi) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized proxies and other persons as the Chairperson of the meeting shall determine; (vii) the opening and closing of polls for voting on any matter; and (viii) the use of any audio or video recording devices, photography, or electronic devices at the meeting. The Chairperson of the meeting shall have absolute authority to determine whether any person is acting in a disruptive manner and to cause such person to be removed from the meeting. The Chairperson’s determinations on matters of procedure and the Chairperson’s declaration that a matter has or has not been properly brought before the meeting shall be final and conclusive, and the Corporation, its stockholders and all other persons shall be bound by such determinations, absent a showing of bad faith.

(e) Verification and Validation. The Board or the Chairperson of the meeting shall have the exclusive power to determine the validity of any proxies, ballots and votes submitted at any meeting of stockholders. The Board may establish such procedures as it deems appropriate for the verification of the identity of persons claiming to be stockholders or proxy holders, including requiring photographic identification, documentation of proxy authority, or such other evidence as the Board or the Chairperson shall deem necessary. Any proxy, ballot or vote that the Chairperson determines does not comply with the requirements of the NRS, the procedures established under this Section 15(e), or is otherwise irregular or defective in form may be rejected by the Chairperson, and such determination shall be final, binding and conclusive, absent a showing of bad faith.

(f) Meeting Agenda. Only such business as shall have been properly brought before a meeting of stockholders in accordance with these Bylaws shall be conducted at such meeting. The Chairperson of the meeting shall have the exclusive power to determine whether any item of business or nomination has been properly brought before the meeting in accordance with these Bylaws, and if the Chairperson determines that any item of business or nomination has not been properly brought before the meeting, he or she shall so declare to the meeting, and such business or nomination shall not be transacted or considered. The Chairperson shall not be required to provide any reason or explanation for such determination beyond a statement that the matter was not properly brought before the meeting.

ARTICLE III
DIRECTORS

Section 1. General Powers. The business of the Corporation shall be managed by its Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Citizenship and Term of Office. The total number of directors shall be no less than three (3) directors and no more than fifteen (15) directors. The number of authorized directors shall from time to time be set exclusively by resolution of the Board. Each of the directors of the Corporation shall hold office for the full term and until his successor shall have been duly elected and shall qualify, or until his or her earlier death or disqualification, or until he or she shall resign or shall have been removed in the manner hereinafter provided. A director need not be a resident of the state of Nevada or a stockholder of the Corporation, provided however, that at least three directors shall be citizens of the United States of America. The members of the Corporation’s Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible, designated as Class I, Class II, and Class III. Class I directors shall initially serve until the 2027 meeting of stockholders; Class II directors shall initially serve until the 2028 meeting of stockholders; and Class III directors shall initially serve until the 2029 meeting of stockholders. The members of each class shall hold office until their respective successors have been duly elected and qualified. At each annual meeting of stockholders, the directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term of three years following their election and until their respective successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible. In no event shall a decrease in the number of directors cause the removal of or shorten the term of any incumbent director. Subject to the rights of any class or series of the Corporation’s preferred stock then outstanding to elect and remove directors, any director or the entire Board of Directors may only be removed for cause by an affirmative vote of the holders of at least two-thirds of the total voting power of the Corporation entitled to vote at an election of directors and otherwise in accordance with the NRS.

Section 3. Chairman. The Chairman of the Board shall be elected by the Board from among the directors then in office. The Chairman shall preside at all meetings of the Board and shall exercise such other powers and perform such other duties as shall be determined from time to time by resolution of the Board or as set forth in these Bylaws and the Articles of Incorporation. To be eligible for election as Chairman, a director must have served continuously on the Board of the Company, or the Company’s predecessor for a period of not less than two (2) years immediately preceding the date of such election; provided, however, that this minimum service requirement may be waived by the affirmative vote of not less than two-thirds of the total number of directors then in office. The Chairman shall serve for a term of one (1) year commencing upon election, or until a successor is duly elected and qualified, or until the Chairman’s earlier death, resignation, removal from office as Chairman or removal from the Board. The Chairman may be re-elected for successive terms without limitation. The Chairman may be removed as Chairman (but not necessarily from the Board) at any time by the affirmative vote of not less than two-thirds of the total number of directors then in office (excluding the Chairman for purposes of such vote). Upon the expiration, resignation or removal of the Chairman, the Board shall elect a successor as soon as reasonably practicable. During any vacancy in the office of Chairman, the independent director (as determined by the Board in accordance with applicable listing standards or, if the Corporation’s securities are not listed on a national securities exchange, as determined in good faith by the Board) with the longest continuous tenure on the Board, shall serve as acting Chairman until a successor is elected. In the event that two or more independent directors have identical periods of continuous tenure, the eldest among them shall serve as acting Chairman.

Section 4. Organization. Meetings of the Board shall be presided over by the Chairman, if any, or in his or her absence, by a director chosen at the meeting. The Secretary shall act as the secretary of the meeting, but in his or her absence, the Chairman chosen director may appoint any person to act as secretary of the meeting.

Section 5. Election of Directors. At each annual meeting of stockholders, directors of each class, the term of which shall then expire, shall be elected to serve for a three-year term, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of stockholders held for that purpose, or at the next annual meeting of stockholders held thereafter. Each director, including a director elected to fill a vacancy, shall hold office until the next election of the class for which such director shall have been chosen and until a successor has been elected and qualified or until his earlier resignation or removal or his office has been declared vacant in the manner provided in these Bylaws.

Section 6. Vacancies. Subject to terms of the Articles of Incorporation, if a vacancy occurs on the Board from whatever cause, including a vacancy resulting from death, resignation, removal, increase in the number of Directors, or otherwise, the Board may fill the vacancy by a majority of the remaining directors though less than a quorum, or by a sole remaining director. No vacancy on the Board of Directors shall be filled by the stockholders. A director elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen and until a successor has been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 7. Resignation and Removal.

(a) Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. To the extent allowed by law, any person who serves as a director and is also an employee of the Corporation shall resign if that person is no longer an employee by giving written notice to the Corporation unless waived by the Board. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of a court or convicted of a felony.

(b) Any director may be removed for Cause by the affirmative vote of the holders of at least two-thirds (2/3rds) of the total voting power of the Corporation entitled to vote at an election of directors and otherwise in accordance with the NRS. For purposes of this Section, “Cause” shall mean (i) conviction of, or a plea of guilty or no contest to, a felony or any crime involving fraud or moral turpitude, (ii) a final, non-appealable finding by a court of competent jurisdiction that the director committed fraud or willful misconduct in connection with the director’s duties to the Corporation, (iii) a willful and material breach of the director’s fiduciary duties to the Corporation or (iv) a declaration by a court of competent jurisdiction that the director is of unsound mind or similar declaration. Prior to any removal pursuant to this Section, the director who is the subject of the proposed removal shall be given not less than three (3) business days’ prior written notice specifying the grounds for the proposed removal and a reasonable opportunity to be heard before the Board; provided, however, that in exigent circumstances, as determined in good faith by a majority of the disinterested directors then in office, including circumstances involving alleged fraud, criminal conduct, breach of fiduciary duty causing immediate and irreparable harm to the Corporation, or conduct that poses a material risk to the Corporation’s business, assets, reputation or legal standing, the Board may act on such shorter notice (including no prior notice) as the disinterested directors determine is reasonably necessary under the circumstances, so long as the director who is the subject of the removal is given notice of the removal and the grounds therefor promptly following the Board’s action and an opportunity to address the Board at its next regular or special meeting. Any vacancy created by a removal pursuant to this Section shall be filled exclusively by the Board in accordance with the Articles of Incorporation and the Bylaws.

Section 8. Regular Meetings. The Board shall hold not fewer than four (4) regular meetings per calendar year, at such times and at such places within or without the State of Nevada as shall be established by resolution of the Board not later than the last regular meeting of the preceding calendar year (or, in the first year of the Corporation’s existence, by resolution adopted promptly following incorporation). The schedule of regular meetings, once established, shall be provided to all directors in writing and may not be modified except by unanimous written consent, or resolution of the Board adopted at a regular meeting upon not less than ten (10) business days’ prior written notice to all directors of the proposed modification. Regular meetings held in accordance with a schedule so established may be held without further notice. Any meeting of the Board that is not a regular meeting held pursuant to a previously established schedule is a special meeting and is subject to the notice requirements of Section 8 of this Article III.

Section 9. Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board, the Chief Executive Officer, or by a majority of the directors then serving. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by electronic mail at least 72 hours prior to the time of the holding of the meeting, and unless waived by unanimous written consent of the Board. Such delivery or electronic mail transmission as above provided shall be due, legal, and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notwithstanding anything in these Bylaws to the contrary, no regular or special meeting of the Board or any committee thereof shall be scheduled on a date or at a time that conflicts with the known religious observances of any director, including without limitation the Sabbath, religious holidays, or days of religious obligation, unless (i) such director consents in writing to the scheduling of the meeting on such date or at such time, or (ii) a majority of the disinterested directors determines in good faith that exigent circumstances require the meeting to be held on such date or at such time, in which case the Corporation shall make reasonable accommodations to permit such director to participate, including by adjourning and reconvening the meeting at a time that does not conflict with such observance, to the extent practicable. Each director shall provide to the Secretary of the Corporation, promptly following election or appointment to the Board and at the beginning of each calendar year thereafter, a schedule of dates on which such director is unavailable due to religious observance. Any action taken at a meeting that was scheduled in violation of this provision without the affected director’s consent and absent exigent circumstances shall be voidable at the election of the affected director, upon written notice to the Board within ten (10) business days following such director’s actual knowledge of the action taken.

Section 10. Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the state of Nevada as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone, electronic communications, videoconferencing, or other available technology or similar communications, so long as all directors participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Section 11. Quorum; Manner of Acting. A minimum of three (3) directors, constituting a majority of the Board at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by the NRS or by the Articles of Incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if all of the members of the Board, or committee thereof, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee thereof. In the event of an equality of votes on any matter before the Board, the Chairman of the Board shall be entitled to a second or casting vote, which shall be decisive. This casting vote shall not apply to (i) any matter requiring a supermajority vote of the Board under the Articles of Incorporation or the Bylaws, (ii) any vote to remove a director, or (iii) any vote in which the Chairman is a director with a personal interest in the matter being voted upon, as determined in good faith by a majority of the disinterested directors. The qualifications, term, removal and vacancy provisions applicable to the Chairman of the Board shall be as set forth in the Bylaws.

Section 12. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 13. Minutes. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 14. Compensation. Each director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such director in connection with the performance of his or her duties. Each director who shall serve as a member of any committee of directors, including as chairperson of such committee of directors, in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such director in the performance of his or her duties. Nothing contained in this Section 14 shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor. For so long as the Corporation is admitted to the official list of ASX and is subject to ASX Listing Rule 10.17, the maximum aggregate annual directors’ fee pool from which non-executive directors may be paid for their service as a member of the Board, exclusive of expense reimbursement in accordance with these Bylaws, shall not exceed US$1,000,000 (or such larger sum as may be approved by the stockholders at an annual or special meeting of the stockholders).

Section 15. Meetings Through Electronic Communications. Directors may participate in any meeting of the Board, or of any duly constituted committee thereof, by means of any conference telephone, electronic communications, videoconferencing, teleconferencing or other comparable communication technique or technology permitted under the NRS, including, without limitation, a telephone conference or similar method of communication whereby all persons participating in the meeting can hear and communicate to each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to: (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 14 shall be deemed present in person at the meeting.

Section 16. Waiver of Notice. Waiver by a director in writing of notice of a director’s meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or a committee of directors need be specified in any written waiver of notice.

Section 17. Stockholder Rights Plans. Pursuant to NRS 78.195(5), the Board is expressly authorized, in its sole discretion and without the approval of any stockholders of the Corporation, to adopt, amend, modify, extend, renew, terminate or redeem any stockholder rights plan, including any rights agreement, protective rights plan, or similar plan, arrangement or instrument, and in connection therewith to create and issue rights, options, warrants or other instruments pursuant to which holders of capital stock of the Corporation (other than any acquiring, requesting or triggering person, as may be specified in such plan) may acquire shares of any class or series of capital stock of the Corporation (including shares of Preferred Stock designated for such purpose) or other securities or assets on such terms and conditions as the Board of Directors shall determine. Any such plan may be adopted, amended, modified, extended, renewed, terminated or redeemed by the Board without any further act or approval of the stockholders of the Corporation. The Board may exercise the authority granted by this Section 16 in connection with, or in anticipation of, any tender offer, exchange offer, business combination, acquisition of shares or other transaction or event, whether or not hostile, and for any duration the Board deems appropriate. Neither the adoption nor maintenance of any such plan, nor any action taken pursuant thereto, shall be subject to any heightened standard of review or fiduciary duty beyond that otherwise required under the NRS.

Section 18. Interpretation. The Board shall have the exclusive power to interpret and construe the provisions of the Articles of Incorporation and the Bylaws, and any determination made by the Board in good faith and on the basis of such information as may be possessed by the Board at the time shall be conclusive and binding upon all stockholders, directors, officers and other persons.

ARTICLE IV

COMMITTEES

The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board may remove any Director from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE V

NOTICES

Section 1. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and such electronic transmission contains or is accompanied by information from which the stockholder can determine the date of transmission. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given if:

(1) by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(2) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(3) by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice in the manner consented to by the stockholder; and

(4) by any other form of electronic transmission, when directed to the stockholder in the manner consented by the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 3. An “electronic transmission” means any form or process of communication not directly involving the physical transfer of paper or another tangible medium, including, without limitation, any form or process of communication through the use of or participation in a blockchain, which is (a) suitable for the retention, retrieval and reproduction of information by the recipient; and (b) retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice, unless (y) the electronic transmission is otherwise retrievable in perceivable form; and (z) the sender and the recipient have consented in writing to the use of such form of electronic transmission

Section 4. Except as otherwise prohibited under the NRS, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

Section 5. Whenever notice is required to be given, under the NRS, the Articles of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 6. Whenever all parties entitled to vote at any meeting, whether of the Board or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7. Whenever any notice whatever is required to be given under the applicable provisions of the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

OFFICERS

Section 1. Positions. The officers of the Corporation shall consist of a President, Secretary and Treasurer, and such other officers as the Board may elect or appoint, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Vice Presidents and a General Counsel. Any person may hold two or more offices. The Board may elect or appoint additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board, subject to applicable law.

Section 3. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

Section 4. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board.

Section 5. President. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the President, if one shall have been appointed, shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

Section 6. Vice Presidents. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on title) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board or by the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision the Secretary shall be under. The Secretary shall keep in a safe custody the seal of the Corporation and, when authorized by be Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary.

Section 8. Treasurer. The Treasurer and the Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the names and to the credit of the Corporation in such depositories as may be designated by the Board.

Section 9. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board taking proper vouchers for such disbursements, and shall render to the President and the Board, at the regular meetings of the Board, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Every holder of stock shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such holder of stock in the Corporation; provided that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the Stockholders. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Signatures. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Secretary, Treasurer, any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 6. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII

INDEMNIFICATION

Section 1. General. The Corporation shall indemnify and hold harmless, and the Board may authorize the purchase and maintenance of insurance or make other financial arrangements for the purpose of such indemnification, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such manner, under such circumstances and to the fullest extent permitted by the Articles of Incorporation and the NRS.

Section 2. Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Articles of Incorporation, these Bylaws or by agreement, the expenses of directors and officers incurred in defending any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner or fiduciary of, or in any other capacity for, another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The Corporation shall advance expenses to any director or officer within thirty (30) days following receipt of a written request therefor, together with an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The right to advancement of expenses shall not require any preliminary determination as to the person’s ultimate entitlement to indemnification. The rights conferred by this Article VIII shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and shall not be subject to modification by amendment of these Bylaws or the Articles of Incorporation with respect to any act or omission occurring prior to such amendment.

Section 3. The rights to indemnification and advancement of expenses set forth in this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4. No amendment to or repeal of this Article VIII approved by the directors or stockholders of the Corporation shall apply to or have any effect on the right or protection of any director or officer of the Corporation existing prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

Section 1. These Bylaws may be altered or repealed at any regular meeting of the stockholders or, of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration or repeal be contained in the notice of such special meeting.

Section 2. Any amendment of these Bylaws by the stockholders of the Corporation shall require the vote or written consent of stockholders holding at least two-thirds of the voting power of the capital stock issued and outstanding and entitled to vote.

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